EXHIBIT 16.1


THURMAN SHAW & CO., L.C.
Certified Public Accountants
                                                            James K. Thurman
                                                            Jeffrey L. Shaw
                                                            Justin R. Shaw


January 11, 2001


To Whom It May Concern,

We have served as the auditors for LASV Enterprises for the period ended September 30, 1999. During the audit period, there has been no disagreements with LASV Enterprises in regards to accounting principles, financial statement disclosures, auditing scope or procedures. All audit fees have been paid.


Sincerely,

/s/ Jeffrey L. Shaw, CPA
--------------------------
Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.